SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment"), dated as of October 31, 2011, amends and supplements that certain Loan and Security Agreement dated as of January 2, 2008, as amended to date (as so amended, the "Loan Agreement"), between JEFFERSON ELECTRIC, INC., a Delaware corporation ("Borrower"), and JOHNSON BANK ("Bank").

RECITALS

Borrower and Bank desire to amend and supplement the Loan Agreement as provided below.

AGREEMENTS

In consideration of the promises and agreements set forth in the Loan Agreement, as amended hereby, the parties agree as follows:

1.           Definitions and References.  Capitalized terms not otherwise defined herein have the meanings assigned in the Loan Agreement.  All references to the Loan Agreement contained in the Loan Documents shall, upon fulfillment of the conditions specified in Section 3 below, mean the Loan Agreement as amended by this Amendment.

2.           Amendments to Loan Agreement.  The Loan Agreement is amended as follows:

(a)           The following defined term is added to Article I of the Loan Agreement to appear in proper alphabetical order therein:

"Seventh Amendment" means the Seventh Amendment to this Loan Agreement dated as of October 31, 2011 between Borrower and Bank.

(b)           The defined term "Guarantor" in Article I of the Loan Agreement is amended in its entirety to read as follows:

"Guarantor" means Thomas Klink or PPSI and "Guarantors" means both Thomas Klink and PPSI.

(c)           The defined term "Loan Amount" in Article I of the Loan Agreement is amended in its entirety to read as follows:

"Loan Amount" means $6,000,000 plus the outstanding balance of the Term Note.

(d)           The defined term "Qualified Inventory" in Article I of the Loan Agreement is amended by inserting the phrase "and work-in-process" after the phrase "office supplies" in the first sentence therein.

(e)           Section 2.1.1 of the Loan Agreement is amended by (i) deleting the phrase "Five Million Dollars ($5,000,000)" in the first sentence therein and inserting "Six Million Dollars ($6,000,000)" in its place and (ii) deleting the date "October 31, 2011" in the last sentence thereof and inserting "October 31, 2012" in its place.

(f)           Section 2.2 of the Loan Agreement is amended by deleting the last two sentences therein and inserting the following in their place:

Borrower promises to pay to Bank the outstanding principal and accrued interest and unpaid interest under the Term Note as of the date of the Seventh Amendment as follows:

(1)           a single payment of principal and interest in the amount of $72,023.90 on November 1, 2011,

(2)           payments of principal and interest in the amount of $38,202.83 each on December 1, 2011 and January 1, 2012,

(3)           monthly payments of principal and interest in the amount of $23,178.31 each, commencing on February 1, 2012 and on the first day of each month thereafter, and

(4)           a final payment of all outstanding principal and accrued but unpaid interest on October 31, 2012.

Borrower and Bank acknowledge that, as of November 14, 2011, the outstanding principal balance of the Term Note (after taking into account the prepayment of the Term Note on November 14, 2011 as referenced in the Seventh Amendment) will be $1,962,296.22.

(g)           Section 2.3.1 of the Loan Agreement is amended in its entirety to read as follows:

2.3.1           Interest Rate on the  Revolving Note.  The interest rate hereunder on the Revolving Note shall be equal to the Reference Rate plus 2.0% per annum, changing as and when the Reference Rate changes.  As of the date of the Seventh Amendment, the Reference Rate is 3.25%.  Bank will advise Borrower of the then-current Reference Rate upon Borrower's request.

(h)           Section 2.3.2 of the Loan Agreement is amended in its entirety to read as follows:

2.3.2           Interest Rate on the  Term Note.  The interest rate hereunder on the Term Note shall Six and 00/100 percentage points (6.0%) per annum.

(i)           Section 2.6 of the Loan Agreement is amended by deleting the amount "$5,000,000" in the first sentence therein and inserting "$6,000,000" in its place.

(j)           Section 5.1.1 of the Loan Agreement is amended in its entirety to read as follows:

5.1.1           Within ninety (90) days after the end of each fiscal year of PPSI, a balance sheet of PPSI as of the close of such fiscal year and related statements of earnings, retained earnings and statements of cash flows for such year, each with comparative figures for the preceding fiscal year, all in reasonable detail satisfactory to the Bank, prepared in accordance with GAAP, audited by PPSI's current accountants or by independent certified public accountants reasonably satisfactory to Bank.  Such statements shall be prepared on a consolidated and consolidating basis for PPSI and its subsidiaries, and shall include separate statements for Borrower prepared on a consolidated and consolidating basis for only Borrower and Nexus Mexico.

(k)           Section 5.1.5 of the Loan Agreement is amended in its entirety to read as follows:

5.1.5           Upon receipt by PPSI or Borrower, copies of all management letters and detailed reports submitted to PPSI or Borrower by independent accountants.

(l)           Section 5.1.6 of the Loan Agreement is amended in its entirety to read as follows:

5.1.6           On or before April 1 of each year, an updated personal financial statement of Thomas Klink.

(m)           Section 5.1.8 of the Loan Agreement is amended its entirety to read as follows:

5.1.8           Annual income tax returns of Thomas Klink within fifteen (15) days after the date on which such returns are required to be filed, including any extensions received for the filing of the tax returns.

(n)           Section 5.21 of the Loan Agreement is amended in its entirety to read as follows:

5.21           Tangible Net Worth Plus Subordinated Debt Plus Deferred Tax.  Borrower shall achieve, as of the following dates, a Tangible Net Worth plus indebtedness contractually subordinated to Bank in a manner satisfactory to Bank plus deferred income tax (calculated in accordance with Financial Accounting Standards Board, Statement of Financial Accounting Standards No. 109) of not less than the following amounts:

Date	Amount

September 30, 2011	($3,400,000)
December 31, 2011	($1,500,000)
March 31, 2012	($1,000,000)
June 30, 2012 and each
fiscal quarter-end
thereafter	($750,000)

(o)           Section 5.25 of the Loan Agreement is amended in its entirety to read as follows:

5.25           Management.  Borrower shall continue to retain Thomas Klink as President of Borrower, pursuant to the terms of the Employment Agreement entered into concurrently with the Merger Agreement, and Thomas Klink shall continue to be responsible for overseeing the management of Borrower.

(p)           Section 5.26 of the Loan Agreement is created to read as follows:

5.26           Additional Subordinated Debt.  During the period from the day after the date of the Seventh Amendment to January 31, 2012, Borrower shall cause PPSI to make additional loans to Borrower (which loans shall be contractually subordinated to Bank in a manner satisfactory to Bank) in an aggregate amount equal to $750,000; and Borrower shall promptly apply the proceeds of such loans to prepayment of the Term Note.

(q)           Section 5.27 of the Loan Agreement is created to read as follows:

5.27           Field Audit.  Borrower shall cooperate with Lender's conducting a field audit examination (at Borrower's expense) of Borrower's assets, liabilities, books and records at a time to be determined by the Lender after April 1, 2012.

(r)           Section 5.28 of the Loan Agreement is created to read as follows:

5.28           Collateral Locations.  Borrower shall obtain, within 30 days after the date of the Seventh Amendment, landlord consent and waivers or similar collateral letters, to the extent not previously furnished to Bank, for each Collateral location not owned by Borrower.

(s)           Section 6.1.5 of the Loan Agreement is amended in its entirety to read as follows:

6.1.5           Indebtedness owing to PPSI, provided that any such Indebtedness shall be contractually subordinated to Bank in a manner satisfactory to Bank.  Bank acknowledges that PPSI is not obligated to make advances whatsoever to Borrower other than the PPSI Advance, the $250,000 loan made to the Borrower on the date of the Seventh Amendment and the loans referenced in Section 5.26 hereof.

(t)           Schedule 4.3 attached hereto shall be deemed an exhibit to the Loan Agreement and shall replace its predecessor thereto.

(u)           Exhibit A attached hereto shall be deemed an exhibit to the Loan Agreement and shall replace its predecessor thereto.

(v)           Exhibit D attached hereto shall be deemed an exhibit to the Loan Agreement and shall replace its predecessor thereto.

3.           Closing Conditions.  This Amendment shall become effective upon the execution and delivery by Borrower and Bank of this Amendment and receipt by Bank of:

(a)            prepayment by Borrower of the Term Note in an amount equal to $250,000, funded from the proceeds of an additional loan from PPSI to Borrower (which loan shall be contractually subordinated to Bank in a manner satisfactory to Bank);

(b)            a guaranty, duly executed by PPSI;

(c)            a reaffirmation of subordination agreement, duly executed by PPSI;

(d)            a reaffirmation of guaranty, duly executed by Thomas Klink;

(e)            a collateral pledge of Thomas Klink's equity interests in PPSI, including warrants, together with the original stock certificate, warrant and blank stock powers and assignments, as applicable, duly executed by Thomas Klink, securing indebtedness of TAC Management, LLC to Bank (in connection with such collateral pledge, Bank shall release the collateral pledge of such equity interests as collateral for the Obligations);

(f)            a collateral assignment of Borrower's rights under and a subordination of payments due under an equipment lease between Borrower and Bemag Transformer Inc., duly executed by Borrower and Bemag Transformer Inc.;

(g)           searches of the appropriate public offices demonstrating that no lien is of record affecting Borrower or its properties, except Authorized Security Interests;

(h)           an updated Schedule 4.3 to the Loan Agreement;

(i)           evidence that the life insurance policy referenced in Section 5.24 of the Loan Agreement remains in full force and effect, subject to Bank's first priority lien thereon;

(j)           copies, certified by duly authorized representatives of Borrower and PPSI to be true and correct and in full force and effect on the date hereof, of (i) the charter documents of such entity; (ii) resolutions of such entity authorizing the issuance, execution and delivery of the Loan Documents to which such entity is a party; and (iii) a statement containing the names and titles of the representatives of such entity authorized to sign such Loan Documents, together with true signatures of such persons;

(k)           a legal opinion of PPSI's counsel; and

(l)           the replacement Revolving Note, in the form attached hereto as Exhibit A, duly executed by Borrower; and all proceedings taken in connection with the transactions contemplated by this Amendment, and all instruments, authorizations and other documents applicable thereto, shall be reasonably satisfactory to Bank.

4.           No Waiver.  Borrower agrees that nothing contained herein shall be construed by Borrower as a waiver by Bank of Borrower's compliance with any representation, warranty or covenant contained in the Loan Agreement and that no waiver of any provision of the Loan Agreement by Bank has occurred.  Borrower further agrees that nothing contained herein shall impair the right of Bank to require strict performance by Borrower of the Loan Agreement.

5.           Representations and Warranties.  Borrower represents and warrants to Bank that:

(a)           The execution and delivery of this Amendment and the other Loan Documents referenced herein is within its corporate power, has been duly authorized by proper corporate action on the part of Borrower, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the charter documents of Borrower or the terms of any agreement, restriction or undertaking to which Borrower is a party or by which it is bound, and do not require the approval or consent of any governmental body, agency or authority or any other person or entity; and

(b)           The representations and warranties of Borrower contained in the Loan Documents are true and correct in all material respects as of the date of this Amendment (except to the extent that such representations and warranties specifically refer only to another date).

6.           Costs and Expenses.  Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses paid or incurred by Bank in connection with the negotiation, preparation, execution and delivery of this Amendment and all documents, instruments and agreements related hereto and thereto, including the reasonable fees and expenses of Bank's counsel.

7.           Full Force and Effect.  The Loan Agreement, except as otherwise expressly amended hereby, remains in full force and effect.

8.           Execution in Counterparts.  This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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9.           Facsimile Signatures.  Facsimile copies of any party's signature hereto shall be deemed effective execution of this Amendment by such party.

JEFFERSON ELECTRIC, INC.

BY	/s/ Thomas Klink
Its President

JOHNSON BANK

BY	/s/ Robert Bell
Its Senior Vice President

SCHEDULE 4.3

Locations of Collateral

[attached hereto]

EXHIBIT A

Form of Revolving Note

REVOLVING NOTE

$6,000,000.00	Milwaukee, Wisconsin October 31, 2011

FOR VALUE RECEIVED, on or before the date specified in Section 2.1.1 of the Loan Agreement (as defined below) as the date final payment of all outstanding principal and accrued interest on this Note is due, the undersigned, JEFFERSON ELECTRIC, INC., a Delaware corporation, promises to pay to the order of JOHNSON BANK (the "Bank") the principal sum of Six Million and 00/100 Dollars ($6,000,000.00), or such lesser amount as is shown to be outstanding according to the records of the Bank, together with interest on the principal balance outstanding from time to time at such rates and payable at such times as set forth in the Loan Agreement.

Payments of both principal and interest are to be made in immediately available funds in lawful currency of the United States of America at the office of the Bank, 333 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or such other place as the holder hereof shall designate to the undersigned in writing.

This Note is the Revolving Note issued pursuant to a Loan and Security Agreement dated as of January 2, 2008, as amended to date (as so amended, the "Loan Agreement"), between the undersigned and the Bank, to which Loan Agreement reference is made for rights and obligations as to prepayment and acceleration of maturity.  This Note replaces that certain Revolving Note in the stated principal amount of $5,000,000 dated December 3, 2008 from the undersigned and payable to the Bank, and the undersigned acknowledges that the indebtedness evidenced thereby has not been extinguished and that no novation has occurred.

The undersigned agrees to pay all costs of collection, including reasonable attorneys' fees.

JEFFERSON ELECTRIC, INC.

BY_____________________________
Its__________________________

EXHIBIT D

Form of Borrowing Base Report

TO: Johnson Bank

Pursuant to a Loan and Security Agreement between you and the undersigned dated January 2, 2008, as amended, which defines terms used herein, the undersigned certifies that as of this date:

1.	INVENTORY (loan ratio based on Qualified Inventory without Excluded Mexican Inventory)

				Loan Percentage	Gross Value*	Loan Value

	A.	(1)	Qualified Raw Material	50%	$__________	$__________
		(2)	Qualified Finished Goods	50%	$__________	$__________

	B.	The loan value of Qualified Inventory is:				$__________

2.	ACCOUNTS (loan ratio based on Qualified Accounts)

	A.	(1)	Total Accounts		$__________
		(2)	Less Unqualified Accounts		$__________
		(3)	Qualified Accounts		$__________

	B.	The loan value of Qualified Accounts at 80% is:				$__________

3.	BORROWING BASE (1B+2B)				$__________

4.	REVOLVING LOANS

	A.	The outstanding balance on the Revolving Note is:			$__________
	B.	The amount, if any, of additional loans now applied for is:			$__________
	C.	After such additional loans, the total on the Revolving Note
		will be:				$__________

5.	FORMULA USING BORROWING BASE (3-4C)					$__________

6.	If the total on line 5 is negative an Event of
Default has occurred. Based on the above, an
Event of Default ________ (has/has not) occurred.

Thomas Klink hereby certifies that the information contained in this report is true and correct and by electronically transmitting this report to Johnson Bank he intends that such action constitutes his signature and that Johnson Bank may rely upon it as if and to the same extent as though he had originally signed such report.

Thomas Klink

*In the case of Inventory, at cost or wholesale market value, whichever is lower.